Exhibit 99.1

Agilent Reports Second-Quarter Fiscal Year 2021 Financial Results
Delivers Strong, Broad-Based Growth
Raising Full-Year Outlook on Continued Company Momentum

Highlights:
•Revenue of $1.525 billion represents an increase of 23% reported growth year-over-year, up 19% on a core(1) basis.
•GAAP net income of $216 million, or 70 cents per share.
•Non-GAAP(2) net income of $299 million, or 97 cents per share.
•Completed the Resolution Bioscience acquisition.
•Full-year guidance raised with revenue now expected to be in the range of $6.15 billion to $6.21 billion and non-GAAP(3) earnings per share (EPS) of $4.09 to $4.14.
•Third-quarter revenue expected to be in the range of $1.51 billion to $1.54 billion with non-GAAP(3) EPS of 97 cents to 99 cents.

SANTA CLARA, Calif., May 25, 2021 – Agilent Technologies Inc. (NYSE: A) today reported revenue of $1.525 billion for the second quarter ended April 30, 2021, an increase of 23% compared to the second quarter of 2020 and up 19% on a core(1) basis.

Second-quarter GAAP net income was $216 million, or 70 cents per share. This compares with $101 million, or 32 cents per share, in the second quarter of fiscal year 2020. Non-GAAP(2) net income was $299 million, or 97 cents per share compared with $223 million, or 71 cents per share, during the second quarter a year ago.

“The Agilent team delivered an exceptional quarter, exceeding our revenue and earnings expectations, as our growth momentum continues,” said Mike McMullen, Agilent president and CEO. “Our very strong growth is broad-based across all end-markets, geographies and business groups. These results reflect our relentless customer focus, innovative solutions and excellent operational execution. Due to our strong-second quarter performance and expected continued momentum, we are raising our revenue and earnings outlook for the full year.

“We also welcomed the Resolution Bioscience team to Agilent in Q2, continuing our investment in high-growth markets as part of our ‘build and buy’ growth strategy.”

Financial Highlights

Life Sciences and Applied Markets Group
Second-quarter revenue of $674 million from Agilent’s Life Sciences and Applied Markets Group (LSAG) was up 28% year over year and 25% on a core(1) basis. LSAG’s operating margin was 22.9%.

Agilent CrossLab Group
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Second-quarter revenue of $536 million from the Agilent CrossLab Group (ACG) increased 19% year over year and was up 15% on a core(1) basis. ACG’s operating margin was 26.3%.

Diagnostics and Genomics Group
Second-quarter revenue of $315 million from Agilent’s Diagnostics and Genomics Group (DGG) increased 20% year over year and was up 16% on a core(1) basis. DGG’s operating margin was 21.9%.

Full-Year and Third-Quarter Outlook

Agilent has increased its outlook and now expects revenue in the range of $6.15 billion to $6.21 billion for fiscal year 2021. Fiscal year 2021 non-GAAP(3) earnings guidance has also increased to a range of $4.09 to $4.14 per share.

Agilent expects third-quarter 2021 revenue in the range of $1.51 billion to $1.54 billion, with non-GAAP(3) earnings expected to be in the range of 97 to 99 cents per share.

The outlook is based on currency-exchange rates as of April 30, 2021.

Conference Call

Agilent’s management will present additional details regarding the company’s second-quarter 2021 financial results on a conference call with investors today at 1:30 p.m. PST. This event will be broadcast live online in listen-only mode. To listen to the webcast, select the “Q2 2021 Agilent Technologies Inc. Earnings Conference Call” link in the “News & Events -- Events” portion of the Investor Relations section of the Agilent website. The webcast will remain on the company site for 90 days.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is a global leader in life sciences, diagnostics, and applied chemical markets, delivering insight and innovation toward improving the quality of life. Agilent instruments, software, services, solutions, and people provide trusted answers to customers' most challenging questions. The company generated revenue of $5.34 billion in fiscal year 2020 and employs 16,400 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, please subscribe to the Agilent Newsroom. Follow Agilent on LinkedIn, Twitter, and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s growth prospects and strategy, business, financial results, revenue and non-GAAP earnings guidance for the third quarter and full fiscal year 2021 and future amortization of intangibles. These forward-looking
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statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing, and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of its supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; the adverse impacts of and risks posed by the COVID-19 pandemic and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended January 31, 2021. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. A reconciliation between Q2 FY21 GAAP revenue and core revenue is set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Non-GAAP net income and non-GAAP earnings per share primarily exclude the impacts of non-cash asset impairments, intangibles amortization, transformational initiatives, acquisition and integration costs, loss on extinguishment of debt and business exit and divestiture costs. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(3) Non-GAAP earnings per share as projected for Q3 FY21 and full fiscal year 2021 exclude primarily the impacts of non-cash intangibles amortization, transformational initiatives and acquisition and integration costs. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $49 million per quarter.
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Investor Contact:
Ruben DiRado
+1 408-345-8971
Ruben_dirado@agilent.com

Media Contact:
Tom Beermann
+1 408-553-2914
tom.beermann@agilent.com

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2021	2020	2021	2020

Net revenue	$1,525	$1,238	$3,073	$2,595

Costs and expenses:
Cost of products and services	708	581	1,418	1,215
Research and development	109	197	212	301
Selling, general and administrative	420	358	827	762
Total costs and expenses	1,237	1,136	2,457	2,278

Income from operations	288	102	616	317

Interest income	1	3	1	6
Interest expense	(20)	(20)	(39)	(40)
Other income (expense), net	4	36	7	57

Income before taxes	273	121	585	340

Provision for income taxes	57	20	81	42

Net income	$216	$101	$504	$298

Net income per share:
Basic	$0.71	$0.33	$1.65	$0.96
Diluted	$0.70	$0.32	$1.64	$0.95

Weighted average shares used in computing net income per share:
Basic	304	309	305	310
Diluted	307	312	308	313

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	April 30, 2021	October 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,380	$1,441
Accounts receivable, net	1,075	1,038
Inventory	791	720
Other current assets	268	216
Total current assets	3,514	3,415

Property, plant and equipment, net	884	845
Goodwill and other intangible assets, net	5,059	4,433
Long-term investments	188	158
Other assets	753	776
Total assets	$10,398	$9,627

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$423	$354
Employee compensation and benefits	386	367
Deferred revenue	429	386
Short-term debt	205	75
Other accrued liabilities	315	285
Total current liabilities	1,758	1,467

Long-term debt	2,727	2,284
Retirement and post-retirement benefits	377	389
Other long-term liabilities	726	614
Total liabilities	5,588	4,754

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 303 million shares at April 30, 2021 and 306 million shares at October 31, 2020, issued and outstanding	3	3
Additional paid-in-capital	5,271	5,311
Retained earnings (accumulated deficit)	(12)	81
Accumulated other comprehensive loss	(452)	(522)
Total stockholders' equity	4,810	4,873
Total liabilities and stockholders' equity	$10,398	$9,627

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Six Months Ended
	April 30,
	2021	2020
Cash flows from operating activities:
Net income	$504	$298
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	153	155
Share-based compensation	66	44
Excess and obsolete inventory related charges	14	9
Loss on extinguishment of debt	17	—
Asset impairment charges	2	99
Unrealized gain on equity securities, net	(11)	(27)
Other non-cash expenses, net	2	3
Changes in assets and liabilities:
Accounts receivable, net	(17)	25
Inventory	(80)	(85)
Accounts payable	51	(10)
Employee compensation and benefits	(3)	(50)
Other assets and liabilities	12	(207)
Net cash provided by operating activities (a)	710	254

Cash flows from investing activities:
Investments in property, plant and equipment	(72)	(67)
Acquisition of businesses and intangible assets, net of cash acquired	(547)	—
Payment to acquire fair value investments	(8)	(18)
Payment in exchange for convertible note	(2)	(3)
Net cash used in investing activities	(629)	(88)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	26	32
Payment of taxes related to net share settlement of equity awards	(73)	(33)
Issuance of senior notes	848	—
Debt issuance costs	(7)	—
Payment of dividends	(118)	(111)
Repayment of senior notes	(417)	—
Proceeds from commercial paper	1,232	—
Repayment of commercial paper	(1,102)	—
Proceeds from credit facility	—	798
Repayment of credit facility	—	(713)
Repayment of finance lease	—	(4)
Treasury stock repurchases	(539)	(186)
Net cash used in financing activities	(150)	(217)

Effect of exchange rate movements	9	(8)

Net decrease in cash, cash equivalents and restricted cash	(60)	(59)

Cash, cash equivalents and restricted cash at beginning of period	1,447	1,388

Cash, cash equivalents and restricted cash at end of period	$1,387	$1,329

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:

Cash and cash equivalents	$1,380	$1,324
Restricted cash, included in other assets	7	5
Total cash, cash equivalents and restricted cash	$1,387	$1,329

(a) Cash payments included in operating activities:
Income tax payments (refunds), net	$116	$286
Interest payments	$36	$39

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Six Months Ended
	April 30,				April 30,
	2021	Diluted EPS	2020	Diluted EPS	2021	Diluted EPS	2020	Diluted EPS
GAAP net income	$216	$0.70	$101	$0.32	$504	$1.64	$298	$0.95
Non-GAAP adjustments:
Asset impairments	2	0.01	99	0.32	2	0.01	99	0.32
Intangible amortization	46	0.15	46	0.15	90	0.29	94	0.30
Transformational initiatives	9	0.03	15	0.05	20	0.06	28	0.09
Acquisition and integration costs	13	0.04	11	0.03	22	0.07	24	0.08
Loss on extinguishment of debt	12	0.04	—	—	17	0.06	—	—
Business exit and divestiture costs	3	0.01	—	—	4	0.01	—	—
Other	(8)	(0.03)	(29)	(0.09)	(5)	(0.02)	(23)	(0.08)
Adjustment for taxes (a)	6	0.02	(20)	(0.07)	(27)	(0.09)	(45)	(0.14)
Non-GAAP net income	$299	$0.97	$223	$0.71	$627	$2.03	$475	$1.52

(a) The adjustment for taxes excludes tax expense (benefits) that management believes are not directly related to on-going operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For three and six months ended April 30, 2021, management used a non-GAAP effective tax rate of 14.75%. For the three and six months ended April 30, 2020, management used a non-GAAP effective tax rate of 15.50%.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, loss on extinguishment of debt and business exit and divestiture costs.

Asset impairments include assets that have been written down to their fair value.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing, small site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system, human resources and financial systems.

Acquisition and integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Loss on extinguishment of debt relates to the net loss recorded on the redemption of $100 million of the $400 million outstanding 3.2% 2022 senior notes due on October 1, 2022, called on December 22, 2020 and settled on January 21, 2021 and the net loss recorded on the redemption of the remaining $300 million called on March 5, 2021 and settled on April 5, 2021.

Business exit and divestiture costs include costs associated with business divestitures.

Other includes certain legal costs and settlements, net unrealized gains related to our equity securities and acceleration of share-based compensation expense in addition to other miscellaneous adjustments.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Quarter-over-Quarter

Life Sciences and Applied Markets Group

	Q2'21	Q2'20
Revenues	$674	$526
Gross Margin, %	59.4%	58.1%
Income from Operations	$154	$98
Operating margin, %	22.9%	18.7%

Diagnostics and Genomics Group

	Q2'21	Q2'20
Revenues	$315	$263
Gross Margin, %	53.4%	55.1%
Income from Operations	$69	$57
Operating margin, %	21.9%	21.6%

Agilent CrossLab Group

	Q2'21	Q2'20
Revenues	$536	$449
Gross Margin, %	51.6%	52.5%
Income from Operations	$141	$122
Operating margin, %	26.3%	27.2%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs and business exit and divestiture costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q2'21	Q2'20	Year-over-Year % Change

Life Sciences and Applied Markets Group	$674	$526	28%
Diagnostics and Genomics Group	315	263	20%
Agilent CrossLab Group	536	449	19%
Agilent	$1,525	$1,238	23%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non-GAAP Revenue by Segment	Q2'21	Q2'20	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$674	$526	28%	25%	3 ppts	$18
Diagnostics and Genomics Group	315	263	20%	16%	4 ppts	9
Agilent CrossLab Group	536	449	19%	15%	4 ppts	21
Agilent (Core)	$1,525	$1,238	23%	19%	4 ppts	$48

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current quarter currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.